EXHIBIT 11.1

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

                            AXENT TECHNOLOGIES, INC.
                 COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE


                                                       For the Three Months                  For the Nine months
                                                       Ended September 30,                   Ended September 30,
                                                 ---------------------------------    -----------------------------------
                                                     1997               1996               1997                1996
                                                 --------------    ---------------    ----------------     --------------
Income (loss) from continuing operations         $ 1,568,000       $    500,000       $ (23,911,000)       $ 1,727,000
Income from discontinued operations                      ---       $    591,000       $     255,000        $ 2,144,000
                                                 --------------    ---------------    ----------------     --------------

Net income                                       $ 1,568,000       $  1,091,000       $ (23,656,000)       $ 3,871,000
                                                 ==============    ===============    ================     ==============

Weighted average common shares
   outstanding                                    13,365,785         10,886,465          11,809,955         10,301,807
Net income (loss) per common share and
   common share equivalents:
       Continuing operations                     $      0.12      $        0.05      $        (2.02)       $      0.17
       Discontinued operations                           ---      $        0.05      $         0.02        $      0.21
                                                 --------------   ----------------   -----------------     -------------
                                                 $      0.12      $        0.10      $        (2.00)       $      0.38
                                                 ==============   ================   =================     ==============
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